Exhibit 99.2

inContact Announces Pricing of $35.0 Million Public Offering of Common Stock

SALT LAKE CITY, Sept. 13, 2012 – inContact, Inc. (NASDAQ: SAAS), today announced the pricing of its previously announced underwritten public offering of 7,000,000 shares of its common stock at a price to the public of $5.00 per share. The offering is expected to close on September 18, 2012, subject to customary closing conditions. We also granted the underwriter a 30-day option to purchase up to an additional 1,000,000 shares of our common stock to cover overallotments, if any. The gross proceeds to inContact from this offering are expected to be $35.0 million, and after deducting the underwriting discount and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $32.7 million assuming the underwriter does not exercise its option to purchase additional shares of common stock. All of the shares are being offered by inContact.

We intend to use the net proceeds from the offering for general corporate purposes, including capital expenditures on cloud facilities and infrastructure, marketing, client services and development of intellectual property. We may also use the net proceeds to acquire or invest in businesses, services, and technologies that are complementary to our own, although we have no present commitments or agreements to make any such acquisitions or investments.

Piper Jaffray & Co. is acting as sole manager for the offering.

The shares will be issued pursuant to an effective shelf registration statement. A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Printed copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, by contacting Piper Jaffray & Co., by mail at 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402, or by telephone at (800) 747-3924.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy inContact common stock, nor shall there be any sale of the common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective shelf registration statement.

About inContact

inContact, Inc. (NASDAQ: SAAS) helps contact centers around the globe create profitable customer experiences through its powerful portfolio of cloud contact center software solutions. Our services and solutions enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, create new pathways to profit and ensure ongoing customer-centric business improvement and growth. To learn more, visit www.inContact.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, the ability of inContact to satisfy the conditions to the closing of the offering and the intended use of the net proceeds from the offering. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties risks and uncertainties associated with inContact’s business and finances in general, and the other risks described in inContact’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and in the preliminary prospectus supplement related to the offering filed with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. inContact undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

Heather Hurst

Communications Director

801-320-3591

heather.hurst@inContact.com

Investor Contact:

Steven Pasko

Market Street Partners

415-445-3240

spasko@marketstreetpartners.com